UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2012

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On December 20, 2012, Rite Aid Corporation (the “Company”) reported its financial position and results of operations as of and for the thirty-nine week period ended December 1, 2012 (the third quarter of fiscal 2013).  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The release includes a non-GAAP financial measure, “Adjusted EBITDA.”  The Company uses the non-GAAP measure in assessing its performance in addition to net income determined in accordance with GAAP. The Company believes the non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.  The Company defines Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding reduction of tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty program and other items. The Company references this particular non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and the Company bases certain of its forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. The Company includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare the Company’s operating performance with the operating performance of its competitors, including with those of the Company’s competitors having different capital structures.  Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP.  The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measurements reported by other companies.  The press release attached hereto as Exhibit 99.1 includes a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

Item 8.01.  Other Events.

As more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 25, 2012, one of the elements of the Company’s Long Term Incentive Plan (“LTIP”) for the past several years has been performance awards.  Performance awards provide executives, including the Company’s named executive officers, with units which are denominated in a target cash value and payable in cash if the designated Company performance goals are achieved over the prescribed performance period.  The Compensation Committee of the Company’s Board of Directors has historically utilized Adjusted EBITDA as the sole performance metric with respect to performance awards.  The Compensation Committee, after reviewing and discussing a variety of other metrics, established Adjusted EBITDA and leverage ratio (net debt divided by Adjusted EBITDA) as performance metrics with respect to performance awards for the Company’s President and Chief Executive Officer, its Senior Executive Vice Presidents and its Executive Vice Presidents for the three year period comprising Fiscal 2013 through Fiscal 2015.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release, dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: December 20, 2012	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 20, 2012.